Exhibit 99.5

DATED the 21 June 2016

SPI Solar, Inc.

as Chargor

in favour of

Head & Shoulders Credit Limited

as Lender

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DEED OF SHARE CHARGE

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THIS DEED OF SHARE CHARGE is made on 21 June 2016

BETWEEN:

(1)	SPI Solar, Inc. (as successor in interest to Solar Power, Inc.), a company incorporated in the State of Delaware, U.S.A., and registered address at Paracorp Incorporated, 2140 S. Dupont Highway Camden, DE 19934, USA and correspondence address at 3500 Douglas Blvd., Suite 240, Roseville, CA 95661-3888, U.S.A. (hereinafter referred to as the “Chargor”); and

(2)	Head & Shoulders Credit Limited, a company incorporated with limited liabilities in Hong Kong of company no.: 1941629 and whose registered office is at Rooms 2509-11A, 25/F Cosco Tower, 183 Queen’s Road Central, Hong Kong and a licensed money lender under Money Lenders Ordinance (Cap 163, laws of Hong Kong) of license no. 1482/2015 (hereinafter referred to as the “Lender”).

WHEREAS:

(A)	By a loan agreement (the “Loan Agreement”) of even date between the Chargor as the borrower (“Borrower”) and the Lender, the Lender has agreed to make available to the Chargor a loan of HK$15,500,000.00 (“Loan”) upon the terms set out therein.

(B)	It is a condition precedent to the Lender making the Loan available to the Chargor that the Chargor to enter into this Deed by way of and as security for the due payment of the secured obligations and/or Secured Indebtedness (as defined hereinafter) by the Chargor and the due performance of the Chargor’s obligations under the Loan Agreement to which the Chargor is a party.

(C)	The Chargor legally and beneficially owns the Charged Securities.

(D)	This Deed is executed for the purpose of the Chargor charging and assigning to the Lender the Charged Securities. Without prejudice to any other provisions of this Deed, the Chargor is required to take appropriate actions to ensure and to enable the Lender being able to exercise its rights hereunder upon the Borrower committing an Event of Default (as defined in the Loan Agreement).

NOW THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.01	Definitions and Construction

In this Deed, unless the context requires otherwise:

(a)	terms and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed;

(b)	“Charge” means:-

(i)	any charge, pledge, lien, encumbrance, hypothecation or other security interest or security arrangement of any kind;

(ii)	any arrangement whereby any rights are subordinated to any rights of any third party; and

(iii)	any contractual right of set-off; and

(iv)	the interest of a vendor or lessor under any conditional sale agreement, lease, hire purchase agreement or other title retention arrangement other than an interest in a lease or hire purchase agreement which arose in the ordinary course of business.

(c)	“Charged Securities” means collectively all of the 8,000,000 shares of the Common Stock of EnSync, Inc. (former name:- ZBB Energy Corporation) represented by a share certificate of number ZQ00000048, the shares of which are listed in the New York Stock Exchange, currently registered in the name of the Chargor (as adjusted for any share dividends, combinations, splits, recapitalizations and the like), and all rights, title, benefit, and interest present and future in, to and under the Charged Securities, free from all claims, liens, charges, equities and encumbrances and third party rights of any kind, and, where the context permits, includes the Dividends and those stocks, shares, rights, monies and other property referred to in Clause 2.04.

(d)	“Dividends” means all dividends, interest and other sums which are or may become payable by issuer(s) of the Charged Securities (“Issuer”) to any person in its capacity as shareholder of the Issuer and includes:

(i)	the right to receive any and all such sums and all claims in respect of any default in paying such sums; and

(ii)	all forms of remittance of such sums and any bank or other account to which such sums may be paid or credited.

(e)	“Event of Default” means any event or circumstance specified as such in the Loan Agreement; and “prospective Event of Default” means any event or circumstance which with the giving of notice and/or the passage of time and/or the making of any relevant determination and/or the forming of any necessary opinion would unequivocally be an Event of Default.

(f)	“Secured Indebtedness” means all and any sums (whether principal, interest, fees or otherwise) which are or at any time may become payable by the Chargor under the Loan Agreement and all other monies hereby expressly secured.

(g)	“Security Document” means this Deed of Share Charge and any other document executed from time to time by whatever person as a further guarantee of or security for all or any part of the Chargor’s obligations under the Loan Agreement.

1.02	Successors and Assigns

The expressions “Chargor” and “Lender” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.03	Miscellaneous

In this Deed, unless the context requires otherwise, references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed or the Loan Agreement shall be construed as references to such document as the same may be amended or supplemented from time to time; unless otherwise stated, references to Clauses and Schedules are to clauses of and schedules to this Deed. Clause headings are inserted for reference only and shall be ignored in construing this Deed.

2.	CHRAGE OF SECURITIES

2.01	Charge

In consideration of the Lender agreeing to make the Loan available to the Chargor upon the terms and conditions of the Loan Agreement, the Chargor as legal and beneficial owner charges in favour of the Lender, as a continuing security for the due and punctual payment and discharge of the Secured Indebtedness and the due and punctual performance and observance by the Chargor of all other obligations of the Chargor contained in the Loan Agreement to which it is a party, by way of first fixed charge, all the Chargor’s right, title and interest from time to time in and to the Charged Securities and such related rights in relation thereto.

2.02	Delivery of Charged Securities

For the purpose of enabling the Lender to exercise its rights under this Deed, the Chargor undertakes forthwith upon the execution of this Deed to procure or execute and deliver, in form and substance satisfactory to the Lender, any stock powers, endorsements, assignments, financing statements, or other writings deemed necessary or appropriate by the Lender to perfect, maintain, or protect the Lender’s security interest in such Charged Securities and the priority thereof, and take such other action and deliver such other documents, instruments, and agreements pertaining to such Charged Securities as the Lender may reasonably request to effectuate the intent of this Deed.

2.03	Registration in Name of Lender

The Chargor agrees that at any time after an Event of Default occurs, the Lender may, at the cost of the Chargor, register the Charged Securities or procure the register of the Charged Securities by the Issuer in the name of the Lender or its nominee.

2.04	Dividends and Accretions

This Deed shall, subject as provided in Clause 7, extend to and include all Dividends and all stocks, shares (and the Dividends in respect thereof), rights, monies or other property accruing or offered at any time by way of redemption, substitution, bonus, preference, option or otherwise to or in respect of any of the Charged Securities and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, made, offered or arising in respect of any of the same and all further shares in the capital of the Chargor issued subsequent hereto. If the Chargor shall acquire any such other stocks or shares as aforesaid, it shall forthwith deliver or procure that there be delivered to the Lender the certificates in respect thereof together with instruments of transfer and contract notes in respect thereof duly executed in blank to enable the same to be registered in the name of the Lender or its nominee.

2.05	No Liability for Calls

Nothing in this Deed shall be construed as placing on the Lender any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Charged Securities or any rights, shares or other securities accruing, offered or arising as aforesaid, and the Chargor shall indemnify the Lender in respect of all calls, instalments or other payments relating to any of the Charged Securities and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Charged Securities.

2.06	Discharge

Upon payment in full of all the Secured Indebtedness to the satisfaction of the Lender and cancellation of the Loan, the Lender shall, at the request and cost of the Chargor, and in such form as the Lender shall approve, discharge the security created by this Deed.

3.	CONTINUING SECURITY

This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person or any intermediate settlement of account or other matter whatsoever. This Deed is in addition to, and independent of, any Charge, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Lender.

4.	REPRESENTATIONS AND WARRANTIES

4.01	Representations and Warranties

The Chargor represents and warrants to the Lender that:

(a)	the Chargor has full power, authority and legal right to own its property and assets and to carry on its business;

(b)	the Chargor has full power, authority and legal right to enter into and engage in the transactions contemplated by this Deed and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of this Deed;

(c)	this Deed constitutes legal, valid and binding obligations of the Chargor enforceable in accordance with its terms;

(d)	neither the execution of this Deed nor the performance by the Chargor of any of its obligations or the exercise of any of its rights hereunder will conflict in any material respect with or result in a breach of any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it or cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation of or oblige the Chargor to create a Charge in respect of the Charged Securities (except in favour of the Lender under or pursuant to this Deed);

(e)	all authorisations required from any governmental or other authority or from any shareholders or creditors of the Chargor for or in connection with the execution, validity and performance of this Deed have been obtained and are in full force and effect;

(f)	no material litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of the Chargor, threatened against the Chargor or the Charged Securities;

(g)	it is not necessary in order to ensure the validity, enforceability, priority or admissibility in evidence in proceedings of this Deed in Hong Kong Administrative Region (“Hong Kong”) that it or any other document be filed or registered with any authority in Hong Kong or elsewhere or that any tax be paid in respect thereof;

(h)	the particulars of the Charged Securities set out in Clause 1.01(e) are accurate;

(i)	subject to this Deed, the Chargor is the sole beneficial owner of the Charged Securities and is the legal owner of all such Charged Securities and the Chargor has good and marketable title thereto;

(j)	no Charge exists over all or any part of the Charged Securities (except as created under or pursuant to this Deed);

(k)	neither the Chargor has granted in favour of any other person any interest in or any option or other rights in respect of any of the Charged Securities;

(l)	the Chargor has not issued or resolved or agreed to issue or granted any option or other right to acquire any additional shares to any person;

(m)	the Chargor is generally subject to civil and commercial law and to legal proceedings and neither the Chargor nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.

4.02	Continuing Representation and Warranty

The Chargor also represents and warrants to and undertakes with the Lender that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

5.	UNDERTAKINGS

The Chargor undertakes and agrees with the Lender throughout the continuance of this Deed and so long as the Secured Indebtedness or any part thereof remains owing that the Chargor will, unless the Lender otherwise agrees in writing:

(a)	not create or attempt or agree to create or permit to arise or exist any Charge over all or any part of the Charged Securities or any interest therein or otherwise assign, deal with or dispose of all or any part of the Charged Securities (except under or pursuant to this Deed);

(b)	not grant in favour of any other person any interest in or any option or other rights in respect of any of the Charged Securities;

(c)	ensure that no person holding any of the Charged Securities as its nominee for the time being does any of the acts prohibited in paragraphs (a) and (b) above;

(d)	procure that the Issuer shall not issue or resolve or agree to issue or grant any option or other right to acquire the Charged Securities to any person;

(e)	at all times remain the beneficial owner of the Charged Securities;

(f)	procure that no amendment or supplement is made by the Issuer to the memorandum or articles of association of the Issuer which shall cause effects resulting in the interests of the Lender pursuant to this Deed to be prejudiced or in any way reduced;

(g)	do or permit to be done every act or thing which the Lender may from time to time require for the purpose of enforcing the rights of the Lender hereunder;

(h)	not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Lender’s security hereunder.

6.	POWER OF SALE

6.01	Enforceability

Upon the occurrence of an Event of Default, the Lender or its nominee may, without further notice or authority, sell or dispose of all or any part of the Charged Securities and may apply the proceeds of any such sale or disposition in or towards the discharge of the costs thereby incurred and of the Secured Indebtedness in such manner as it in its absolute discretion thinks fit.

6.02	Sale of Charged Securities

The Lender shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by instalments) as it shall in its absolute discretion think fit (whether by private sale or otherwise) and so that the Charged Securities (or any relevant part thereof) may be sold (i) subject to any conditions which the Lender may think fit to impose, (ii) to any person, and (iii) at any price which the Lender, in its absolute discretion, considers to be the best obtainable in the circumstances taking into account the nature of the Chargor as a private company.

6.03	Dividends

At any time after the power of sale has arisen, any Dividends which have been or may be received or receivable by the Lender or any nominee of the Lender may be applied by the Lender as though they were proceeds of sale hereunder.

6.04	Purchaser Not Bound to Enquire

The Lender is authorised to give a good discharge for any moneys received by it pursuant to the exercise of its power of sale and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.

6.05	No Liability for Losses

The Chargor shall not have any claim against the Lender or its nominee in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Charged Securities or any of them by deferring or advancing the date of such sale or otherwise howsoever.

6.06	Waiver of Pre-Emption Rights

The Chargor waives any right it may have under the articles of association of the Issuer or otherwise to purchase the Charged Securities or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in this Clause.

7.	DIVIDENDS AND VOTING RIGHTS

7.01	Dividends and Voting Rights

If the Charged Securities or any of them are registered in the name of the Lender or its nominee, the Lender agrees with the Chargor that, unless an Event of Default occurs:

(a)	the Lender will hold the Dividends received by the Lender for the account of the Chargor in accordance with its entitlement thereto and will pay such Dividends to the Chargor promptly after receipt; and

(b)	the Lender will exercise all voting and other rights and powers attaching to the Charged Securities as the Chargor may from time to time by notice in writing to the Lender direct and, in the absence of any such directions, will abstain from exercising such voting or other rights or powers or will exercise such voting or other rights or powers as the Lender in its absolute discretion thinks fit, without being liable for any losses which the Chargor may suffer as a result thereof.

8.	CLAIMS BY CHARGOR

The Chargor represents to and undertakes with the Lender that it has not taken and will not take any security in respect of its liability under this Deed from any person. So long as any sum remains owing by the Chargor to the Lender, the Chargor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against the borrower of the Loan Agreement (whether in respect of its liability under this Deed or otherwise) or any other person who has guaranteed or given any security in respect of the Secured Indebtedness or claim in the insolvency or liquidation of the Chargor or any such other person in competition with the Lender. If the Chargor receives any payment or benefit in breach of this Clause, it shall hold the same upon trust for the Lender as a continuing security for the Secured Indebtedness.

9.	TAXES AND OTHER DEDUCTIONS

All sums payable by the Chargor under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Chargor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Chargor shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Chargor shall promptly forward to the Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

10.	COSTS, CHARGES AND EXPENSES

The Chargor shall from time to time forthwith on demand pay to or reimburse the Lender for:

(a)	all duly documented costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) reasonably incurred by the Lender in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed; and

(b)	all duly documented costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by the Lender in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Deed or in releasing or re-assigning this Deed upon payment of all monies hereby secured, and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.

11.	INDEMNITY

11.01	General Indemnity

The Chargor shall indemnify the Lender against all losses, liabilities, damages, costs and expenses incurred by it in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Securities.

11.02	Payment and Security

The Lender may retain and pay out of any money in the Lender’s hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Chargor under this Clause shall form part of the monies hereby secured.

12.	FURTHER ASSURANCE

12.01	Further Assurance

The Chargor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other charges, charges or assignments and do all such transfers, assurances, acts and things as the Lender may reasonably require over or in respect of the Charged Securities to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Lender’s rights, benefits or obligations hereunder and the Chargor shall also give all notices, orders and directions which the Lender may require.

12.02	Agreement to Execute Further Documents

Without limiting the foregoing, the Chargor agrees from time to time to execute and sign or to procure that the person for the time being holding any of the Charged Securities as the Chargor’s nominee executes and signs all transfers, powers of attorney, proxies and other documents which the Lender may require for perfecting the Lender’s title to any of the Charged Securities or for vesting or enabling it to vest the same in itself, its nominee or in any purchaser including, without limitation, procuring to be duly passed such resolutions by the directors of the Chargor and such resolutions by the Chargor or the person holding any of the Charged Securities as the Chargor’s nominee in an extraordinary general meeting of the Chargor as the Lender shall require for the purposes of approving and passing for registration any transfers of any of the Charged Securities, altering the Chargor’s memorandum or articles of association, removing any directors of the Chargor, appointing new directors of the Chargor nominated by the Lender or for such other purposes as the Lender shall from time to time require.

12.03	Enforcement of Lender’s Rights

The Chargor will do or permit to be done everything which the Lender may from time to time reasonably require to be done for the purpose of enforcing the Lender’s rights hereunder and will allow the name of the Chargor to be used as and when required by the Lender for that purpose.

13.	POWER OF ATTORNEY

The Chargor irrevocably appoints the Lender by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which are required for carrying out any obligations imposed on the Chargor hereunder or for exercising any of the powers hereby conferred or for giving to the Lender the full benefit of this security and so that the appointment hereby made shall operate to confer on the Lender authority to do on behalf of the Chargor anything which it can lawfully do by an attorney. The Chargor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.

14.	EVIDENCE OF DEBT

Any statement of account purporting to show an amount due from the Chargor under the Loan Agreement or any Security Document to which it is a party or from the Chargor under this Deed and signed as correct by any director, officer, manager or deputy manager of the Lender shall, in the absence of manifest error, be conclusive evidence of the amount so due.

15.	SUSPENSE ACCOUNT

15.01	Right to Credit Suspense Account

The Lender may place and keep any monies received by virtue of this Deed (whether before or after the insolvency or liquidation of the Chargor) to the credit of a suspense account for so long as the Lender may think fit in order to preserve the rights of the Lender to sue or prove for the whole amount of its claims against the Chargor or any other person.

15.02	Subsequent Charges

If the Lender receives notice of any breach of any provisions under Clauses 5 hereof, the Lender may open a new account for the Chargor. Whether or not it does so it shall be treated as if it had opened a new account at the time of such breach (unless it gives written notice to the contrary to the Chargor). As from the time of such breach all payments made by or on behalf of the Chargor to or received pursuant to this Deed by the Lender shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to the Lender at the time of such breach.

16.	WAIVER AND SEVERABILITY

No failure or delay by the Lender in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

17.	MISCELLANEOUS

17.01	Continuing Obligations

The liabilities and obligations of the Chargor under this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until full, proper and valid payment of the Secured Indebtedness.

17.02	Protective Clauses

Without limiting Clause 17.01, neither the liability of the Chargor nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

(a)	the granting of any time or indulgence to the Chargor or any other person;

(b)	any variation or modification of the Loan Agreement, this Deed, any other Security Documents or any other document referred to therein;

(c)	the invalidity or unenforceability of any obligation or liability of the Chargor under the Loan Agreement, this Deed, or any other Security Documents to which it is a party;

(d)	any invalidity or irregularity in the execution of the Loan Agreement or this Deed or any other Security Documents;

(e)	any deficiency in the powers of the Chargor to enter into or perform any of its obligations under the Loan Agreement, this Deed or any other Security Documents to which it is party or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Chargor;

(f)	the insolvency or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Chargor;

(g)	any other Security Document, Charge, guarantee or other security or right or remedy being or becoming held by or available to the Lender or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Lender at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Lender may now or hereafter have from or against the Chargor or any other person;

(h)	any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Chargor or any other person or any compromise, arrangement or settlement with any of the same;

(i)	any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Chargor hereunder.

17.03	Unrestricted Right of Enforcement

This Deed may be enforced without the Lender first having recourse to any other security or rights or taking any other steps or proceedings against the Chargor or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

17.04	Discharges and Releases

Notwithstanding any discharge, release or settlement from time to time between the Lender and the Chargor, if any security, disposition or payment granted or made to the Lender in respect of the Secured Indebtedness by the Chargor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Lender shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

17.05	Amendment

Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Lender.

17.06	Counterparts

This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

18.	ASSIGNMENT

18.01	The Chargor

The Chargor shall not assign any of its rights hereunder.

18.02	The Lender

The Lender may assign or grant participations in all or any part of its rights under this Deed and make disclosures in accordance with the provisions of the Loan Agreement.

19.	NOTICES

19.01	Delivery

Each notice, demand or other communication to be given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other party):

To the Chargor:	SPI Solar, Inc.
7F Block A,
2145 Jinshajiang Road, Putuo District,
Shanghai, PRC
Fax Number: 021-80129002
Attention: The Directors

To the Lender:	Head & Shoulders Credit Limited
Rooms 2509-11A, 25/F Cosco Tower
183 Queen’s Road Central
Hong Kong
Fax Number: (852) 3103 8399
Attention: The Directors

19.02	Deemed Delivery

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address, (b) if given or made by fax, when despatched.

20.	GOVERNING LAW AND JURISDICTION

This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong and the Chargor irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.

20.01	Jurisdiction

The Chargor agrees that any legal action or proceeding arising out of or relating to this Deed may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

20.02	Process Agent

The Chargor itself will receive and acknowledge service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Chargor for this purpose, the Chargor shall promptly appoint a successor agent satisfactory to the Lender and notify the Lender thereof provided that until the Lender receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Chargor for the purposes of this Clause. The Chargor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Chargor.

20.03	No Limitation on Right of Action

Nothing herein shall limit the right of the Lender to commence any legal action against the Chargor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

20.04	Waiver; Final Judgment Conclusive

The Chargor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Deed. The Chargor also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

20.05	Waiver of Immunity

The Chargor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

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IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE CHARGOR

SIGNED, SEALED AND DELIVERED BY	)
)
SIGNED by /s/ Tairan Guo ,	)
Director(s))
)
)
SPI Solar, Inc.
In the presence of	)
)
/s/ Haijuan Zhang	)
Witness Signature	)
HAIJUAN ZHANG	)
Name of Witness (Block Letters))

THE LENDER

SIGNED by /s/ Chan Wai Sang ,	)
Director(s))
duly authorised for and on behalf of	)
Head & Shoulders Credit Limited	)
)
)
	)	Head & Shoulders Credit Limited
In the presence of	)
)
/s/ Leung Chiu Lun	)
Witness Signature	)
LEUNG CHIU LUN	)
Name of Witness (Block Letters))